UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

U.S. WELL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 562-3730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (0.0001 par value)	USWS	NASDAQ Global Select Market
Warrants	USWSW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 1, 2022, U.S. Well Services, Inc., issued a press release announcing preliminary financial results for the fourth quarter and full year ended December 31, 2021. A copy of the release is furnished herewith as Exhibit 99.1, and incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 8.01 Other Events.

The Company is also supplementing the risk factors set out under “Item 1A. Risk Factors” in its Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) with the additional risk factors set out below. The risk factors below should be read in conjunction with the risk factors set out in the 2021 Form 10-K.

Rising and volatile material costs and supply-chain constraints or disruptions could adversely affect our results of operations.

We use certain products supplied by customers in our operations, including water and sand. As a result of supply chain constraints, our customers experienced shortages of water and sand, which led to significant downtime during the fourth quarter of 2021. This downtime, and any continued downtime resulting from continued supply-chain constraints and related supply shortages, have had and may continue to have a negative impact our ability to generate income. In addition, continued supply-chain constraints may result in rising material costs that we pay for supplies, which would decrease our ability to perform our services at a profitable level.

It is also possible that supply chain constraints or disruptions will result in significant delays on the delivery date of the equipment that we need to build our pressure pumping fleets. If we are unable to build out our new pressure pumping fleets as a result of any delays on equipment delivery, we may not be in position to enter into contracts with customers, which would negatively impact our results of operations.

An inability to access capital on favorable terms to fund our capital commitments may have an adverse impact on our business.

We have entered into certain agreements for the build out of our new pressure pumping fleets, some of which will require significant capital commitments. If we are not able to fund such capital commitments from our generated cash flows, we may be required to access the capital or credit markets. Our current or future capital structure, operating performance or financial condition may not permit us to access the capital or credit markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to fund our capital commitments, which would have an adverse impact on our results of operations and business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 1, 2022 announcing preliminary select unaudited financial and operating data for the fourth quarter 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, INC.

Date:	February 2, 2022	By:	/s/ Kyle O'Neill
Kyle O'Neill Chief Financial Officer